Exhibit 99.1

RenaissanceRe Appoints David Marra Group Chief Underwriting Officer and Ross Curtis Chief Portfolio Officer
Pembroke, Bermuda, November 9, 2022 -- RenaissanceRe Holdings Ltd. (NYSE: RNR) (the “Company” or “RenaissanceRe”) today announced the appointments of David Marra to EVP, Group Chief Underwriting Officer and Chief Executive Officer of Renaissance Reinsurance U.S. Inc. and Ross Curtis to EVP, Chief Portfolio Officer. These changes are effective January 1, 2023.
As Group Chief Underwriting Officer, Mr. Marra will be responsible for developing and executing the Company’s underwriting strategy, including risk appetite, client engagement, and business and product development. Mr. Marra will also join RenaissanceRe’s Governance Committee.
In the newly created role of Chief Portfolio Officer, Mr. Curtis will be responsible for the execution of RenaissanceRe’s gross-to-net strategy, advancing the Company’s ability to create attractive portfolios and match those portfolios with the most appropriate capital. Mr. Curtis will oversee risk tolerance, portfolio optimization, deployed underwriting capital, and the Claims function. He will remain a member of RenaissanceRe’s Governance Committee.
Kevin J. O’Donnell, President and Chief Executive Officer of RenaissanceRe, commented: “We believe we are entering one of the most attractive markets in decades. The appointment of two of our most seasoned leaders to these crucial roles positions us to capitalize on market opportunities and optimize our gross-to-net strategy across underwriting cycles.”
Mr. O’Donnell continued, “These appointments reflect our deep bench strength. In his 15 years at RenaissanceRe, David has grown our Casualty & Specialty business into an industry-leading franchise and built our U.S. platform from the ground up. His client and broker relationships stretch across our underwriting book, and his risk acumen, coupled with his ability to bring together all aspects of the Integrated System, make him an excellent choice for this critical role. Ross is one of our most seasoned executives, and his underwriting expertise, combined with his deep understanding of our Integrated System, will ensure we remain at the forefront of portfolio construction and capital efficiency as we execute into this attractive market.”
Mr. Marra is currently the Chief Underwriting Officer for the Casualty & Specialty segment and President of Renaissance Reinsurance U.S. Inc. He has been with RenaissanceRe since 2008. Mr. Curtis is currently the Group Chief Underwriting Officer for RenaissanceRe and has held underwriting roles of increasing leadership since 1999.

About RenaissanceRe
RenaissanceRe is a global provider of reinsurance and insurance that specializes in matching well-structured risks with efficient sources of capital. The Company provides property, casualty and specialty reinsurance and certain insurance solutions to customers, principally through intermediaries. Established in 1993, RenaissanceRe has offices in Bermuda, Australia, Ireland, Singapore, Switzerland, the United Kingdom and the United States.
Cautionary Statement Regarding Forward-Looking Statements
Any forward-looking statements made in this press release reflect RenaissanceRe’s current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are subject to numerous factors that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements, including the following: the Company’s exposure to natural and non-natural catastrophic events and circumstances and the variance it may cause in the Company’s financial results; the effect of climate change on the Company’s business, including the trend towards increasingly frequent and severe climate events; the effectiveness of the Company’s claims and claim expense reserving process; the effect of emerging claims and coverage issues; the historically cyclical nature of the (re)insurance industries; collection on claimed retrocessional coverage, and new retrocessional reinsurance being available on acceptable terms; the ability of the Company’s ceding companies and delegated authority counterparties to accurately assess the risks they underwrite; the Company’s ability to maintain its financial strength ratings; the performance of the Company’s investment portfolio and financial market volatility; the effects of inflation; the highly competitive nature of the Company’s industry, resulting in consolidation of competitors, customers and (re)insurance brokers, and the Company’s reliance on a small and decreasing number of brokers; the impact of large non-recurring contracts and reinstatement premiums on the Company’s financial results; the Company’s ability to attract and retain key executives and employees; the effect of cybersecurity risks, including technology breaches or failure; the Company’s ability to successfully implement its business strategies and initiatives, and the success of any of the Company’s strategic investments or acquisitions, including its ability to manage its operations as its product and geographical diversity increases; the Company’s exposure to credit loss from counterparties; the Company’s need to make many estimates and judgments in the preparation of its financial statements; the Company’s ability to effectively manage capital on behalf of investors in joint ventures or other entities it manages; changes to the accounting rules and regulatory systems applicable to the Company’s business, including changes in Bermuda laws or regulations or as a result of increased global regulation of the insurance and reinsurance industries; other political, regulatory or industry initiatives adversely impacting the Company; the Company’s ability to comply with covenants in its debt agreements; a contention by the U.S. Internal Revenue Service that any of the Company’s Bermuda subsidiaries are subject to taxation in the U.S.; the effects of possible future tax reform legislation and regulations, including changes to the tax treatment of the Company’s shareholders or investors in its joint ventures or other entities it manages; the Company’s ability to determine any impairments taken on its investments; the uncertainty of the continuing and future impact of the COVID-19 pandemic, including measures taken in response thereto and the effect of legislative, regulatory and judicial influences on the

Company’s potential reinsurance, insurance and investment exposures, or other effects that it may have; foreign currency exchange rate fluctuations; the Company’s ability to raise capital if necessary; the Company’s ability to comply with applicable sanctions and foreign corrupt practices laws; the Company’s dependence on the ability of its operating subsidiaries to declare and pay dividends; aspects of the Company’s corporate structure that may discourage third-party takeovers and other transactions; difficulties investors may have in serving process or enforcing judgments against the Company in the U.S.; and other factors affecting future results disclosed in RenaissanceRe’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.